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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated February 2, 1996, except as to information in Note 13, for which the date is September 11, 1996, on our audits of the consolidated financial statements of Sanchez Computer Associates, Inc. as of December 31, 1994 and 1995 and for each of the three years in the three-year period ended December 31, 1995.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel".


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
February 4, 1997